UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2009

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 3, 2009, Empire Resorts, Inc. (the “Company”) entered into a consulting agreement with G. Michael Brown & Associates, PC (the “Consultant”), dated as of September 1, 2009, to provide consulting services to the Company (the “Consulting Agreement”) with respect to, among other things, Native American and government relations and the planning and development of a casino on a 29.31 acre site owned by the Company’s subsidiary, Monticello Raceway Management, Inc., adjacent to the Company’s Monticello, New York facility.  G. Michael Brown, a member of the Company’s board of directors, is the President of the Consultant.  The Consulting Agreement provides for a term ending on August 31, 2010.  In consideration of performing the consulting services, the Company will pay to the Consultant $120,000 annually, paid in equal monthly installments.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Consulting Agreement, dated as of September 1, 2009, by and between Empire Resorts, Inc. and G. Michael Brown & Associates, PC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: September 4, 2009	By:	/s/ Joseph E. Bernstein
Name: Joseph E. Bernstein
Title: Chief Executive Officer